Exhibit 99.2

Second Quarter 2017

Supplemental Information

TABLE OF CONTENTS

Company Information	3
Forward-Looking Statements	5
Earnings Release Text	6
Financial Highlights	11
Balance Sheets
Consolidated by quarter	12
Statements of Operations, FFO & CORE FFO
Consolidated	13
Consolidated – Trailing 5 Quarters	14
Fee and Other Income	15
Adjusted EBITDA and Coverage Ratios	16
Portfolio Data:
Loan Portfolio Data	17
Real Estate Portfolio Data	18
Real Estate Properties, Changes in the portfolio	19
Indebtedness Overview	20
Definitions	21

RAIT Financial Trust

June 30, 2017

Company Information:

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and owns a portfolio of commercial real estate properties located throughout the United States.

Corporate Headquarters	Two Logan Square 100 N. 18th Street, 23rd Floor Philadelphia, Pa 19103 215.207.2100
Trading Symbol	NYSE: “RAS”
Investor Relations Contact	Andres Viroslav Two Logan Square 100 N. 18th Street, 23rd Floor Philadelphia, Pa 19103 215.207.2100

Common and Preferred Stock Information:

	For the Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Common:
Share Price, period end	$2.19	$3.20	$3.36	$3.38	$3.13
Share Price, high	$3.18	$3.91	$3.45	$3.40	$3.39
Share Price, low	$1.90	$2.80	$2.41	$2.88	$2.73
Dividends declared	$0.05	$0.09	$0.09	$0.09	$0.09
Dividend yield, period end	9.1%	11.3%	10.7%	10.7%	11.5%
Common shares outstanding	93,105,742	92,691,743	92,295,478	92,174,644	92,185,242
Weighted Average common shares, basic	91,453,415	91,300,812	91,203,955	91,201,784	91,190,583
Weighted Average common shares, diluted	91,453,415	91,300,812	91,971,817	91,201,784	91,190,583

Preferred:
Series A
Shares outstanding	5,344,353	5,344,353	5,344,353	5,344,353	5,306,084
Share price, period end	$20.60	$21.47	$20.28	$20.34	$19.55
Par, per share	$25.00	$25.00	$25.00	$25.00	$25.00
Par	$133,608,825	$133,608,825	$133,608,825	$133,608,825	$132,652,100
Dividend	$0.484375	$0.484375	$0.484375	$0.484375	$0.484375
Yield	9.4%	9.0%	9.6%	9.5%	9.9%
Series B
Shares outstanding	2,340,969	2,340,969	2,340,969	2,340,969	2,340,969
Share price, period end	$22.90	$22.85	$21.26	$21.76	$19.97
Par, per share	$25.00	$25.00	$25.00	$25.00	$25.00
Par	$58,524,225	$58,524,225	$58,524,225	$58,524,225	$58,524,225
Dividend	$0.5234375	$0.5234375	$0.5234375	$0.5234375	$0.5234375
Yield	9.1%	9.2%	9.8%	9.6%	10.5%
Series C
Shares outstanding	1,640,425	1,640,425	1,640,425	1,640,425	1,640,425
Share price, period end	$23.98	$24.00	$22.56	$22.93	$21.27
Par, per share	$25.00	$25.00	$25.00	$25.00	$25.00
Par	$41,010,625	$41,010,625	$41,010,625	$41,010,625	$41,010,625
Dividend	$0.5546875	$0.5546875	$0.5546875	$0.5546875	$0.5546875
Yield	9.3%	9.2%	9.8%	9.7%	10.4%
Series D (not publicly traded)
Shares outstanding	3,133,720	3,536,000	3,536,000	4,000,000	4,000,000
Par, per share	$25.00	$25.00	$25.00	$25.00	$25.00
Par	$78,343,000	$88,400,000	$88,400,000	$100,000,000	$100,000,000
Coupon	8.50%	8.50%	8.50%	8.50%	8.50%

Forward-Looking Statements

This supplement may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “plan”, “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities,” “transform,” “target”, “in the process” or other similar words or terms of a future or forward-looking nature.  RAIT’s forward-looking statements in this supplement include, but are not limited to, statements regarding RAIT’s plans, initiatives and expectations to (i) simplify its business model, (ii) focus on its core commercial real estate lending business, (iii) increase loan origination levels, when compared to prior periods, as capital from non-lending related asset sales is re-deployed, (iv) reduce indebtedness by using cash generated by asset sales to repay debt, (v) divest RAIT’s legacy REO portfolio and existing property management operations and, ultimately, minimize REO holdings, (vi) significantly reduce its total expense base, (vii) continue to sell non-lending assets,  (viii) enhance its long-term prospects and create value for its shareholders and (ix) aggregate loans for RAIT’s eighth floating-rate loan securitization.  Forward-looking statements in this supplement also include statements relating to (i) RAIT’s expectation that it will continue to make further progress executing on its strategic transformation throughout 2017; (ii) RAIT’s expectations that volatility in its reported results will continue in coming quarters; and (iii) any strategies that RAIT may consider to support further growth in RAIT’s lending business, create a more durable balance sheet and enhance long-term shareholder value.

Such forward-looking statements are based upon RAIT’s historical performance and its current plans, estimates, predictions and expectations and are not a representation that such plans, estimates, predictions or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

Risks, uncertainties and contingencies that may affect the results expressed or implied by RAIT’s forward-looking statements  include, but are not limited to: (i) whether RAIT will be able to continue to execute on its strategy to transition RAIT to a more lender focused, simpler, and more cost-efficient business model, to reduce indebtedness and deleverage over time and to generate enhanced returns for its shareholders; (ii) whether RAIT will be able to continue to divest  RAIT’s legacy REO portfolio and existing property management operations and the majority of RAIT’s non-lending assets, including whether the closing conditions relating to properties RAIT has under contract to sell will be satisfied or whether RAIT and the applicable buyers will otherwise be able to complete such sales; (iii) whether anticipated cost savings from the internalization of Independence Realty Trust, Inc. will be achieved; (iv) whether the divestiture of RAIT’s commercial real estate portfolio and other non-lending assets will lead to lower asset management costs and lower expenses; (v) whether RAIT will continue to be able to further reduce compensation and G&A expenses and indebtedness, including whether RAIT will be able to meet its 2017 targeted annual compensation and G&A expense goal of $25.0 million; (vi) whether RAIT’s changes to its Board composition and leadership and to its executive management team will lead to enhanced value for shareholders; (vii) whether RAIT will be able to create sustainable earnings and grow book value; (viii) whether RAIT will be able to successfully redeploy capital from non-lending related asset sales; (ix) whether RAIT will be able to increase loan origination levels; (x) whether the disposition of non-core assets, reductions in debt levels and expected loan repayments will impact RAIT’s earnings and CAD; (xi) whether RAIT will continue to pay dividends and the amount of such dividends; (xii) whether RAIT will be able to organically increase reliance on match-funded asset-level debt; (xiii) overall conditions in commercial real estate and the economy generally; (xiv) whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; (xv) whether we will be able to originate sufficient bridge loans; (xvi) changes in the expected yield of our investments; (xvii) changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; (xviii) whether RAIT will generate any CMBS gain on sale profits; (xix) whether our management changes will be successfully implemented; (xx) whether RAIT will be able to aggregate sufficient loans or whether market conditions will permit RAIT to complete future securitizations of floating rate loans, including RAIT’s currently contemplated eighth floating-rate loan securitization; (xxi) whether and when RAIT will be able to recognize a gain, which will offset the previously reported non-cash loss on deconsolidation of its industrial real estate portfolio; (xxii) whether RAIT will have any legal obligations on the non-recourse debt on its industrial real estate portfolio; (xxiii) final accounting determinations on any losses realized in the event properties or other assets are sold for prices below their carrying value or if property or other asset valuations are reduced or impaired due to the revaluation process undertaken when a property or other asset is characterized as held for disposition or marketed for sale; (xxiv) increases to RAIT’s leverage or decreases in total common equity resulting from such determinations or revaluation; (xxv) the availability of financing and capital, including through the capital and securitization markets; (xxvi) whether the credit quality of RAIT’s post-financial crisis loans and financing structures will continue to perform as expected;  (xxvii) whether RAIT will need to recognize further non-cash asset and/or goodwill impairment charges in future quarters and the effect of such charges, including with respect to RAIT’s compliance with the financial covenants set forth in its debt instruments; and (xxviii) other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Announces Final Second Quarter 2017 Financial Results and Non-Cash Impairment Charges Consistent with Previously Announced Preliminary Results and Estimates

Second quarter 2017 senior loan originations increased to $154.7 million

CRE loan originations increased to $274.7 million during the first six-months of 2017

Compensation and G&A expense declined by 18.0% from the second quarter of 2016

Declared a second quarter 2017 dividend of $0.05 per common share

Execution on strategic transformation continues

PHILADELPHIA, PA — August 8, 2017 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced its final financial results for the second quarter of 2017, updating RAIT’s August 3, 2017 announcement of its preliminary financial results. The final results disclosed in this press release, including the non-cash asset impairment charges primarily related to an adjustment to the carrying value of certain legacy properties, are consistent with the preliminary results and estimated ranges that were included in RAIT’s previous announcement. During the second quarter, as highlighted below, RAIT continued making progress transforming into a pure play commercial real estate lender. This previously announced strategy of transforming RAIT into a more focused, cost-efficient and lower leverage business began in early 2016 and RAIT expects to continue to make further progress executing on its strategic transformation throughout 2017.

All per share results in this press release are reported on a diluted basis.

Q2 2017 Key Business Highlights

-	Senior loan originations of $154.7 million during the quarter ended June 30, 2017, which is an increase from $23.2 million in senior loan originations during the quarter ended June 30, 2016.

-	Senior loan originations of $274.7 million during the six-month period ended June 30, 2017, surpassing total loan originations for all of 2016, which totaled $156.8 million.

-

RAIT sold 4 properties which generated gross proceeds of $73.2 million and $10.8 million in GAAP gains during the quarter ended June 30, 2017. From January 1, 2017 through June 30, 2017, RAIT divested $211.5 million of its properties and reduced $173.6 million of its related indebtedness.

-	From January 1, 2016 through June 30, 2017, RAIT divested $549.4 million of its properties and reduced $469.5 million of its related indebtedness.

-	RAIT is currently on track to meet its 2017 targeted annual compensation and G&A expense goal of $25.0 million, which would represent a 21% decline over 2016.

-

Total recourse debt, excluding RAIT’s secured warehouse facilities, declined by $14.5 million, or 4.4%, during the quarter ended June 30, 2017 and $103.2 million, or 24.7%, from January 1, 2016 through June 30, 2017. RAIT has no remaining recourse debt maturities in 2017, excluding RAIT’s secured warehouse facilities.

-

RAIT incurred non-cash asset and goodwill impairment charges of $94.2 million for the quarter ended June 30, 2017 primarily related to an adjustment to the carrying value of certain legacy properties that RAIT is seeking to divest in connection with its divestment of assets unrelated to its core commercial real estate lending business. RAIT also recorded a provision for loan losses against certain legacy CRE loans of $20.9 million for the quarter ended June 30, 2017.

Scott Davidson, RAIT’s Chief Executive Officer said, “During the quarter, RAIT’s lending business continued to perform well.  Loan originations increased while we maintained discipline around our credit process and financing structures.  We increased availability on our floating rate commercial mortgage facilities and closed our seventh floating-rate CMBS transaction, which increased the total amount of floating rate loans originated and securitized in this program to $1.7 billion.  We’ve made meaningful progress executing our transformational strategy to focus RAIT on its world-class lending platform. As previously announced, the effects from executing our plan are causing quarterly volatility in our reported results and we expect that volatility to continue in coming quarters.”

Michael Malter, RAIT’s Independent Chairman of the Board of Trustees said, "We are pleased with the progress that management has made towards transforming RAIT into a more focused, cost-efficient and lower leverage business concentrated on its core commercial real estate lending business. Our Board, as always, continues to consider a range of strategies that are aligned with the tenets of our simpler, more cost efficient and lower leverage business model to support further growth in RAIT’s lending business, create a more durable balance sheet and enhance long-term shareholder value.”

Financial Results

-	GAAP loss per share of $(1.38) for the quarter ended June 30, 2017, primarily caused by the non-cash asset impairment charges and a provision for loan losses on legacy CRE loans.

-

RAIT incurred non-cash asset and goodwill impairment charges of $94.2 million for the quarter ended June 30, 2017 primarily related to an adjustment to the carrying value of certain legacy properties.  In connection with RAIT’s transformation strategy to divest itself of assets unrelated to its core commercial real estate lending business, RAIT changed its investment approach to these properties and transferred them from “held for investment” to “held for disposition” which resulted in RAIT adjusting the carrying value of such properties.  The charge also reflects a reduction in the carrying value of RAIT’s retail property management business, reflective of the challenging retail environment. While these asset and goodwill impairment charges reduce RAIT’s reported results under GAAP, they are non-cash in nature.

-	RAIT recorded a provision for loan losses against certain legacy CRE loans of $20.9 million for the quarter ended June 30, 2017.

-

GAAP loss per share of $(1.71) for the six-months ended June 30, 2017 compared to loss per share of $(0.28) for the six-months ended June 30, 2016. The increase in GAAP loss per share was primarily caused by the non-cash asset impairment charges and the provision for loan losses on certain legacy CRE loans referenced above.

-

CAD per share of $(0.04) for the quarter ended June 30, 2017, compared to $0.12 per share for the quarter ended June 30, 2016. CAD per share of $0.02 for the six-months ended June 30, 2017, compared to $0.26 per share for the six-months ended June 30, 2016. For the three and six months ended June 30, 2017, CAD includes the non-cash effect of a $3.6 million write-off of an accrued interest receivable related to a legacy CRE loan that was determined to be impaired during the period. CAD would have been $0.00 per share and $0.06 per share without the effect of this non-cash write-off for the three and six months ended June 30, 2017, respectively.

-

RAIT’s compensation and G&A expense declined by 18.0% for the quarter ended June 30, 2017 compared to the quarter ended June 30, 2016. RAIT’s compensation and G&A expense declined 14.0% for the six-months ended June 30, 2017 compared to the six months ended June 30, 2016.  The decline in compensation and G&A expense is primarily due to a decrease in the number of employees and a decrease across multiple types of general and administrative expenses as part of our strategic transformation and transition to a simpler and more cost-efficient business model.

-	RAIT’s total indebtedness, based on principal amount, declined by 2.2% or $35.7 million during the quarter ended June 30, 2017, and 34% or $833.9 million, since January 1, 2016.

Commercial Real Estate (“CRE”) Lending Business

-

RAIT’s senior loan originations increased 567% to $154.7 million during the quarter ended June 30, 2017 from $23.2 million in senior loans originated during the quarter ended June 30, 2016.  RAIT is also in the process of aggregating loans for RAIT’s eighth floating-rate loan securitization.

-

RAIT increased total loan originations 331% to $274.7 million during the six-month period ended June 30, 2017 from $63.7 million in loans originated during the six-month period ended June 30, 2016, surpassing total loan originations for all of 2016, which totaled $156.8 million.

-

On June 23, 2017, RAIT closed RAIT 2017-FL7, its seventh non-recourse, floating-rate Commercial Mortgage Backed Securities (“CMBS”) transaction, collateralized by assets totaling $342.4 million.  The transaction involved the sale by a RAIT subsidiary of non-recourse, investment grade notes with an aggregate principal amount totaling approximately $276.9 million with a weighted average cost of LIBOR plus 1.44%, which provided an advance rate to the RAIT subsidiary of approximately 80.9%.  RAIT affiliates retained all of the below investment grade and un-rated subordinated interests totaling approximately $65.5 million.

-	CRE loan repayments were $184.4 million and $274.3 million for the quarter and six-month period ended June 30, 2017, respectively.

-	During the second quarter of 2017, RAIT increased lending capacity 26.7% to $475 million under its commercial mortgage facilities to finance first-mortgage, floating-rate, CRE loan originations.

CRE Property Portfolio and Property Sales

-

The gross amount of RAIT’s real estate portfolio, as of June 30, 2017, declined by $384.4 million since December 31, 2016 to a gross amount of $470.2 million.  This decline is due to divestitures, depreciation and property impairments on legacy properties.

-

RAIT sold 4 properties which generated gross proceeds of $73.2 million and $10.8 million in GAAP gains during the quarter ended June 30, 2017. From January 1, 2017 through June 30, 2017, RAIT has divested $211.5 million of its properties and reduced $173.6 million of its related indebtedness.

Dividends

-	On August 2, 2017, the Board declared a second quarter 2017 cash dividend of $0.05 per common share. The dividend is payable on September 15, 2017 to holders of record on August 25, 2017.

-

On August 2, 2017, the Board declared a third quarter 2017 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends will be paid on October 2, 2017 to holders of record on September 1, 2017.

-

On May 18, 2017, the Board declared a second quarter 2017 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends were paid on June 30, 2017 to holders of record on June 1, 2017.

New Board Appointments

-

On June 26, 2017, RAIT’s Board of Trustees (the “Board”) increased the size of the Board by two to eleven trustees and appointed two new independent Trustees to fill the vacancies created by this increase, with these appointments taking effect on July 9, 2017. These new Trustees are Nancy Jo Kuenstner, an experienced strategic consultant with an extensive banking and finance background and public company board experience, and Justin P. Klein, a senior partner with the law firm of Ballard Spahr LLP and a seasoned corporate counselor and practitioner in the areas of securities law, mergers and acquisitions and corporate governance.

Non-GAAP Financial Measures and Definitions

RAIT discloses the following non-GAAP financial measures in this release: funds from operations (“FFO”), CAD and net operating income (“NOI”).  A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its FFO and CAD is included as Schedule IV to this release. See Schedule VI to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Supplemental Information

RAIT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures and other useful information for investors.  The supplemental information also contains deconsolidating financial information. The supplemental information is available via the Company's website, www.rait.com, through the "Investor Relations" section.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust focused on providing debt financing options to owners of commercial real estate throughout the United States.  For more information, please visit www.rait.com or call Investor Relations at 215.207.2100.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “plan”, “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities,” “transform,” “target”, “in the process” or other similar words or terms of a future or forward-looking nature.  RAIT’s forward-looking statements in this press release include, but are not limited to, statements regarding RAIT’s plans, initiatives and expectations to (i) simplify its business model, (ii) focus on its core commercial real estate lending business, (iii) increase loan origination levels, when compared to prior periods, as capital from non-lending related asset sales is re-deployed, (iv) reduce indebtedness by using cash generated by asset sales to repay debt, (v) divest RAIT’s legacy REO portfolio and existing property management operations and, ultimately, minimize REO holdings, (vi) significantly reduce its total expense base, (vii) continue to sell non-lending assets,  (viii) enhance its long-term prospects and create value for its shareholders and (ix) aggregate loans for RAIT’s eighth floating-rate loan securitization.  Forward-looking statements in this press release also include statements relating to (i) RAIT’s expectation that it will continue to make further progress executing on its strategic transformation throughout 2017; (ii) RAIT’s expectations that volatility in its reported results will continue in coming quarters; and (iii) any strategies that RAIT may consider to support further growth in RAIT’s lending business, create a more durable balance sheet and enhance long-term shareholder value.

Such forward-looking statements are based upon RAIT’s historical performance and its current plans, estimates, predictions and expectations and are not a representation that such plans, estimates, predictions or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

Risks, uncertainties and contingencies that may affect the results expressed or implied by RAIT’s forward-looking statements  include, but are not limited to: (i) whether RAIT will be able to continue to execute on its strategy to transition RAIT to a more lender focused, simpler, and more cost-efficient business model, to reduce indebtedness and deleverage over time and to generate enhanced returns for its shareholders; (ii) whether RAIT will be able to continue to divest  RAIT’s legacy REO portfolio and existing property management operations and the majority of RAIT’s non-lending assets, including whether the closing conditions relating to properties RAIT has under contract to sell will be satisfied or whether RAIT and the applicable buyers will otherwise be able to complete such sales; (iii) whether anticipated cost savings from the internalization of Independence Realty Trust, Inc. will be achieved; (iv) whether the divestiture of RAIT’s commercial real estate portfolio and other non-lending assets will lead to lower asset management costs and lower expenses; (v) whether RAIT will continue to be able to further reduce compensation and G&A expenses and indebtedness, including whether RAIT will be able to meet its 2017 targeted annual compensation and G&A expense goal of $25.0 million; (vi) whether RAIT’s changes to its Board composition and leadership and to its executive management team will lead to enhanced value for shareholders; (vii) whether RAIT will be able to create sustainable earnings and grow book value; (viii) whether RAIT will be able to successfully redeploy capital from non-lending related asset sales; (ix) whether RAIT will be able to increase loan origination levels; (x) whether the disposition of non-core assets, reductions in debt levels and expected loan repayments will impact RAIT’s earnings and CAD; (xi) whether RAIT will continue to pay dividends and the amount of such dividends; (xii) whether RAIT will be able to organically increase reliance on match-funded asset-level debt; (xiii) overall conditions in commercial real estate and the economy generally; (xiv) whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; (xv) whether we will be able to originate sufficient bridge loans; (xvi) changes in the expected yield of our investments; (xvii) changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; (xviii) whether RAIT will generate any CMBS gain on sale profits; (xix) whether our management changes will be successfully implemented; (xx) whether RAIT will be able to aggregate sufficient loans or whether market conditions will permit RAIT to complete future securitizations of floating rate loans, including RAIT’s currently contemplated eighth floating-rate loan securitization; (xxi) whether and when RAIT will be able to recognize a gain, which will offset the previously reported non-cash loss on deconsolidation of its industrial real estate portfolio; (xxii) whether RAIT will have any legal obligations on the non-recourse debt on its industrial real estate portfolio; (xxiii) final accounting determinations on any losses realized in the event properties or other assets are sold for prices below their carrying value or if property or other asset valuations are reduced or impaired due to the revaluation process undertaken when a property or other asset is characterized as held for disposition or marketed for sale; (xxiv) increases to RAIT’s leverage or decreases in total common equity resulting from such determinations or revaluation; (xxv) the availability of financing and capital, including through the capital and securitization markets; (xxvi) whether the credit quality of RAIT’s post-financial crisis loans and financing structures will continue to perform as expected;  (xxvii) whether RAIT will need to recognize further non-cash asset and/or goodwill impairment charges in future quarters and the effect of such charges, including with respect to RAIT’s compliance with the financial covenants set forth in its debt instruments; and (xxviii) other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com

FINANCIAL HIGHLIGHTS

($'s in 000's)	For the Three Months Ended
	June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016
OPERATING DATA:
Lending:
Investments in loans	$1,267,705		$1,315,539		$1,292,639		$1,373,615		$1,495,343
Gross loan production	$154,675		$120,040		$67,540		$25,550		$23,185
Weighted average interest rate of loan production (a)	5.7%		5.6%		5.6%		5.7%		6.7%

Real estate portfolio:
Gross real estate investments	$470,249		$694,230		$854,646		$965,362		$1,095,024
Property dispositions	$73,153		$138,326		$146,068		$125,900		$49,200
Property income	$16,946		$20,065		$23,501		$29,614		$29,666
Operating expenses	$9,509		$10,634		$13,084		$14,635		$14,327
Net operating income	$7,437		$9,431		$10,417		$14,979		$15,339
NOI margin	43.9%		47.0%		44.3%		50.6%		51.7%

EARNINGS & DIVIDENDS:
Earnings (loss) per share from continuing operations - diluted	$(1.38)		$(0.33)		$(0.37)		$(0.02)		$(0.15)
Earnings (loss) per share from discontinued operations - diluted	$-		$-		$0.54		$0.02		$0.07
Earnings (loss) per share -- diluted	$(1.38)		$(0.33)		$0.17		$-		$(0.08)
FFO per share	$(0.54)		$(0.30)		$0.05		$0.12		$(0.04)
CAD per share (b)	$(0.04)		$0.06		$0.07		$0.12		$0.12
Dividends per share	$0.05		$0.09		$0.09		$0.09		$0.09
CAD payout ratio	-125.0%		150.0%		128.6%		75.0%		75.0%

RECOURSE DEBT REDUCTIONS:
Reductions of recourse debt, excluding warehouse facilities	$14,500		$32,000		$2,000		$2,000		$50,716

CAPITALIZATION AND COVERAGE RATIOS:
Recourse/Non-Recourse Debt:
Recourse	$328,858		$439,733		$365,921		$509,938		$479,608
Non-Recourse	1,218,329		1,142,815		1,361,246		1,441,510		1,620,777
Total Recourse/Non-Recourse debt	1,547,187		1,582,548		1,727,167		1,951,448		2,100,385
Preferred shares (par)	311,487		321,544		321,544		333,144		332,187
Common shares (market capitalization)	203,902		296,669		310,113		311,550		288,540
Noncontrolling interests, at carrying value (c)	3,880		5,506		5,386		5,386		1,792
Total capitalization	$2,066,456		$2,206,267		$2,364,210		$2,601,528		$2,722,904

Total Liabilities/Total Gross Assets	84.3%		76.3%		76.2%		74.9%		75.7%
Total Liabilities + Preferred/Total Gross Assets	99.2%		90.0%		88.8%		83.0%		83.4%

Interest Coverage (d)	0.96	x	1.34	x	1.40	x	1.85	x	1.87	x
Interest + Preferred Coverage (e)	0.68	x	0.94	x	1.00	x	1.46	x	1.50	x

OTHER KEY BENCHMARKS:
Total Assets Under Management (AUM)	$3,170,495		$3,390,885		$3,575,224		$5,128,101		$5,491,448
Total Gross Assets	$2,081,631		$2,347,452		$2,556,302		$4,118,215		$4,275,086
(a)	At the time of loan origination.
(b)

For the three months ended June 30, 2017, CAD includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  CAD would have been $0.00 per share without the effect of this non-cash write-off.

(c)	Excludes noncontrolling interests associated with discontinued operations.
(d)

For the three months ended June 30, 2017, Interest Coverage includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  Interest Coverage would have been 1.19x without the effect of this non-cash write-off.

(e)

For the three months ended June 30, 2017, Interest + Preferred Coverage includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  Interest + Preferred Coverage would have been 0.84x without the effect of this non-cash write-off.

BALANCE SHEETS

CONSOLIDATED, by quarter

($'s in 000's)	As of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Assets
Investments in loans:
Investment in loans	$1,267,705	$1,315,539	$1,292,639	$1,373,615	$1,495,343
Allowance for loan losses	(23,514)	(13,531)	(12,354)	(18,655)	(18,237)
Investments in loans, net	1,244,191	1,302,008	1,280,285	1,354,960	1,477,106
Investments in real estate:
Investments in real estate at cost	470,249	694,230	854,646	965,362	1,095,024
Accumulated depreciation	(35,359)	(114,179)	(138,214)	(156,613)	(164,037)
Investments in real estate, net	434,890	580,051	716,432	808,749	930,987
Cash and cash equivalents	89,317	96,432	110,531	36,019	38,726
Restricted cash	193,580	141,610	190,179	229,957	152,650
Accrued interest receivable	32,141	36,176	36,271	41,603	42,139
Other assets	36,753	49,080	53,878	81,546	64,385
Intangible assets, net	10,901	17,258	19,267	23,165	25,668
Assets of discontinued operations	-	-	-	1,306,532	1,308,403
Total assets	$2,041,773	$2,222,615	$2,406,843	$3,882,531	$4,040,064

Liabilities and Equity
Indebtedness, net	$1,588,067	$1,623,133	$1,751,082	$1,975,863	$2,124,906
Accrued interest payable	9,229	9,591	8,347	10,464	10,401
Accounts payable and accrued expenses	15,157	14,033	20,016	20,082	16,328
Derivative liabilities	-	-	-	1,748	2,809
Borrowers' escrows	104,197	101,805	107,183	112,255	119,134
Deferred taxes and other liabilities	37,535	43,572	60,864	56,437	57,655
Liabilities of discontinued operations	-	-	-	906,225	903,907
Total liabilities	1,754,185	1,792,134	1,947,492	3,083,074	3,235,140

Series D preferred stock	75,654	83,505	81,581	90,728	88,861

Equity:
Shareholders' Equity:
7.75% Series A Preferred shares	53	53	53	53	53
8.375% Series B Preferred shares	23	23	23	23	23
8.875% Series C Preferred shares	17	17	17	17	17
Common shares, $0.03 par value per share	2,793	2,781	2,769	2,766	2,766
Additional paid in capital	2,093,270	2,092,695	2,093,257	2,090,210	2,088,781
Accumulated other comprehensive income (loss)	-	-	-	(112)	(972)
Retained earnings (deficit)	(1,888,102)	(1,754,099)	(1,723,735)	(1,731,141)	(1,722,936)
Total shareholders' equity	208,054	341,470	372,384	361,816	367,732
Noncontrolling interests - continuing operations	3,880	5,506	5,386	5,386	1,792
Noncontrolling interests - discontinued operations	-	-	-	341,527	346,539
Total noncontrolling interests	3,880	5,506	5,386	346,913	348,331
Total equity	211,934	346,976	377,770	708,729	716,063
Total liabilities and equity	$2,041,773	$2,222,615	$2,406,843	$3,882,531	$4,040,064

STATEMENTS OF OPERATIONS, FFO & CAD

CONSOLIDATED – THREE AND SIX MONTHS ENDED JUNE 30, 2017

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Net interest margin
Investment interest income	$14,882	$23,519	$32,532	$49,321
Investment interest expense	(10,546)	(9,125)	(20,319)	(18,445)
Net interest margin	4,336	14,394	12,213	30,876
Property income	16,946	29,666	37,011	59,721
Fee and other income	1,531	1,914	3,192	4,028
Total revenue	22,813	45,974	52,416	94,625

Expenses:
Interest expense	8,883	13,967	19,026	29,837
Real estate operating expenses	9,509	14,327	20,143	29,175
Property management expenses	2,651	2,846	4,864	5,013
General and administrative expenses:
Compensation expenses	3,529	3,862	7,016	7,487
Other general and administrative expenses	2,689	3,706	5,394	6,921
Total general and administrative expenses	6,218	7,568	12,410	14,408
Acquisition and integration expenses	67	70	239	179
Provision for loan losses	20,863	1,344	22,398	2,669
Depreciation and amortization expense	7,819	15,134	17,573	27,807
IRT internalization and management transition expenses	—	—	736	—
Shareholder activism expenses	1,615	—	2,309	—
Total expenses	57,625	55,256	99,698	109,088
Operating Income	(34,812)	(9,282)	(47,282)	(14,463)
Other income (expense)	(153)	39	(139)	100
Gains (loss) on assets	10,759	5,812	22,765	5,617
Asset impairment	(85,809)	(3,864)	(93,233)	(7,786)
Goodwill impairment	(8,342)	—	(8,342)	—
Gain (loss) on deconsolidation of properties	—	—	(15,947)	—
Gain (loss) on debt extinguishment	(1,598)	660	1,588	1,004
Change in fair value of financial instruments	3,093	(1,592)	1,940	(5,680)
Income (loss) before taxes	(116,862)	(8,227)	(138,650)	(21,208)
Income tax benefit (provision)	(22)	1,756	227	2,749
Income from continuing operations	(116,884)	(6,471)	(138,423)	(18,459)
Discontinued operations:
Income (loss) from discontinued operations	—	32,876	—	34,361
Net income (loss)	(116,884)	26,405	(138,423)	15,902
Income allocated to preferred shares	(8,817)	(8,615)	(17,343)	(17,135)
(Income) loss allocated to noncontrolling interests	(56)	(25,370)	(76)	(24,191)
Net income (loss) available to common shares	$(125,757)	$(7,580)	$(155,842)	$(25,424)

Amount attributable to common shares:
Net income (loss) available to common shares from continuing operations	$(125,757)	$(14,115)	$(155,842)	$(33,478)
Net income (loss) available to common shares from discontinued operations	-	6,535	—	8,054
Net income (loss) available to common shares	$(125,757)	$(7,580)	$(155,842)	$(25,424)

EPS - BASIC:
Earnings (loss) per share from continuing operations	$(1.38)	$(0.15)	$(1.71)	$(0.37)
Earnings (loss) per share from discontinued operations	—	0.07	—	0.09
Earnings per share - BASIC	$(1.38)	$(0.08)	$(1.71)	$(0.28)

EPS - DILUTED:
Earnings (loss) per share from continuing operations	$(1.38)	$(0.15)	$(1.71)	$(0.37)
Earnings (loss) per share from discontinued operations	—	0.07	—	0.09
Earnings per share - DILUTED	$(1.38)	$(0.08)	$(1.71)	$(0.28)
Weighted-average shares outstanding - Basic	91,453,415	91,190,583	91,377,508	91,104,314
Weighted-average shares outstanding - Diluted	91,453,415	91,190,583	91,377,508	91,104,314

FUNDS FROM OPERATIONS (FFO):
Net Income (loss) available to common shares	$(125,757)	$(7,580)	$(155,842)	$(25,424)
Add-Back (Deduct):
Depreciation	5,630	9,484	12,514	19,655
(Gains) Losses on the sale of real estate	(10,759)	(5,812)	(22,765)	(5,617)
Asset impairment	81,444	3,864	88,868	7,786
Adjustments related to discontinued operations	—	(3,832)	—	(3,007)
FFO	$(49,442)	$(3,876)	$(77,225)	$(6,607)
FFO per share--basic	$(0.54)	$(0.04)	$(0.85)	$(0.07)
Weighted-average shares outstanding	91,453,415	91,190,583	91,377,508	91,104,314

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Net Income (loss) available to common shares	$(125,757)	$(7,580)	$(155,842)	$(25,424)
Add-Back (Deduct):
Depreciation and amortization expense	7,819	15,134	17,573	27,807
Change in fair value of financial instruments	(3,093)	1,592	(1,940)	5,680
(Gains) losses on assets	(10,759)	(5,812)	(22,765)	(5,617)
(Gains) losses on deconsolidation of properties	—	—	15,947	—
(Gains) losses on debt extinguishment	1,598	(660)	(1,588)	(1,004)
Deferred income tax (benefit) provision	22	(1,733)	22	(2,841)
Straight-line rental adjustments	58	(142)	177	(560)
Equity based compensation	710	954	1,054	2,022
Acquisition and integration expenses	67	70	239	179
Origination fees and other deferred items	8,476	5,911	20,164	12,842
Provision for loan losses	20,863	1,344	22,398	2,669
IRT internalization and management transition expenses	—	—	736	—
Asset impairment	85,809	3,864	93,233	7,786
Goodwill impairment	8,342	—	8,342	—
Shareholder activism expenses	1,615	—	2,309	—
Net expenses associated with deconsolidated properties	—	—	—	—
Discontinued operations and noncontrolling interest effect of certain adjustments	475	(2,405)	1,348	(123)
CAD (a)	$(3,755)	$10,537	$1,407	$23,416
CAD per share (a)	$(0.04)	$0.12	$0.02	$0.26
Weighted-average shares outstanding	91,453,415	91,190,583	91,377,508	91,104,314

(a)

For the three and six months ended June 30, 2017, CAD includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  For the three and six months ended June 30, 2017, CAD would have been $(118) or $0.00 per share and $5,044 or $0.06 per share, respectively, without the effect of this non-cash write-off.

STATEMENT OF OPERATIONS, FFO & CAD

CONSOLIDATED – by quarter

($'s in 000's, except per share amounts)	For the Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Revenue:
Net interest margin
Investment interest income	$14,882	$17,650	$19,693	$20,189	$23,519
Investment interest expense	(10,546)	(9,773)	(8,849)	(8,512)	(9,125)
Net interest margin	4,336	7,877	10,844	11,677	14,394
Property income	16,946	20,065	23,501	29,614	29,666
Fee and other income	1,531	1,661	1,400	1,946	1,914
Total revenue	22,813	29,603	35,745	43,237	45,974
Expenses:
Interest expense	8,883	10,143	11,914	13,298	13,967
Real estate operating expenses	9,509	10,634	13,084	14,635	14,327
Property management expenses	2,651	2,213	2,240	2,226	2,846
General and administrative expenses:
Compensation expenses	3,529	3,487	6,275	4,675	3,862
General and administrative expenses	2,689	2,705	3,300	3,052	3,706
Total general and administrative expenses	6,218	6,192	9,575	7,727	7,568
Acquisition and integration expenses	67	172	248	197	70
Provision for loan losses	20,863	1,535	3,848	1,533	1,344
Depreciation and amortization expense	7,819	9,754	12,031	11,466	15,134
IRT internalization and management transition expenses	-	736	6,271	—	—
Shareholder activism expense	1,615	694	—	—	—
Total expenses	57,625	42,073	59,211	51,082	55,256
Operating Income	(34,812)	(12,470)	(23,466)	(7,845)	(9,282)
Other income (expense)	(153)	14	(457)	(70)	39
Gains (losses) on assets	10,759	12,006	29,461	18,194	5,812
Asset impairment	(85,809)	(7,424)	(11,127)	(18,872)	(3,864)
Goodwill impairment	(8,342)	—	—	—	—
Gains (losses) on deconsolidation of properties	—	(15,947)	—	—	—
Gains (losses) on debt extinguishment	(1,598)	3,186	333	(6)	660
Change in fair value of financial instruments	3,093	(1,153)	1,109	(1,375)	(1,592)
Income (loss) before taxes	(116,862)	(21,788)	(4,147)	(9,974)	(8,227)
Income tax benefit (provision)	(22)	249	(20,601)	15,302	1,756
Income (loss) from continuing operations	(116,884)	(21,539)	(24,748)	5,328	(6,471)
Discontinued operations:
Income (loss) from discontinued operations	—	—	1,671	4,112	32,876
Gain (loss) on disposal of discontinued operations	—	—	47,808	—	—
Net income (loss)	(116,884)	(21,539)	24,731	9,440	26,405
Income allocated to preferred shares	(8,817)	(8,526)	(9,310)	(8,715)	(8,615)
(Income) loss allocated to noncontrolling interests	(56)	(20)	187	(729)	(25,370)
Net income (loss) available to common shares	$(125,757)	$(30,085)	$15,608	$(4)	$(7,580)

Amount attributable to common shares:
Net income (loss) available to common shares from continuing operations	$(125,757)	$(30,085)	$(34,078)	$(2,048)	$(14,115)
Net income (loss) available to common shares from discontinued operations	—	-	49,686	2,044	6,535
Net income (loss) available to common shares	$(125,757)	$(30,085)	$15,608	$(4)	$(7,580)

EPS - Basic:
Earnings (loss) per share from continuing operations	$(1.38)	$(0.33)	$(0.37)	$(0.02)	$(0.15)
Earnings (loss) per share from discontinued operations	—	-	0.54	0.02	0.07
Earnings Per Share - Basic	$(1.38)	$(0.33)	$0.17	$—	$(0.08)

EPS - Diluted:
Earnings (loss) per share from continuing operations	$(1.38)	$(0.33)	$(0.37)	$(0.02)	$(0.15)
Earnings (loss) per share from discontinued operations	—	-	0.54	0.02	0.07
Earnings Per Share - Diluted	$(1.38)	$(0.33)	$0.17	$—	$(0.08)

Weighted-average shares outstanding - Basic	91,453,415	91,300,812	91,203,955	91,201,784	91,190,583
Weighted-average shares outstanding - Diluted	91,453,415	91,300,812	91,971,817	91,201,784	91,190,583

Funds From Operations (FFO):
Net Income (loss) available to common shares	$(125,757)	$(30,085)	$15,608	$(4)	$(7,580)
Add-Back (Deduct):
Depreciation	5,630	6,884	7,031	8,884	9,484
(Gains) Losses on the sale of real estate	(10,759)	(12,006)	(29,461)	(18,194)	(5,812)
Asset impairment	81,445	7,424	11,127	18,872	3,864
Adjustments related to discontinued operations	—	—	65	1,195	(3,832)
FFO	$(49,441)	$(27,783)	$4,370	$10,753	$(3,876)
FFO per share	$(0.54)	$(0.30)	$0.05	$0.12	$(0.04)
Weighted average shares	91,453,415	91,300,812	91,203,955	91,201,784	91,190,583

Cash Available for Distribution (CAD):
Net Income (loss) available to common shares	$(125,757)	$(30,085)	$15,608	$(4)	$(7,580)
Add-Back (Deduct):
Depreciation and amortization expense	7,819	9,754	12,031	11,466	15,134
Change in fair value of financial instruments	(3,093)	1,153	(1,109)	1,375	1,592
(Gains) losses on assets	(10,759)	(12,006)	(29,461)	(18,194)	(5,812)
(Gain) loss on deconsolidation of properties	—	15,947	—	—	—
(Gain) loss on debt extinguishment	1,598	(3,186)	(333)	6	(660)
Deferred income tax (benefit) provision	22	—	20,303	(15,249)	(1,733)
Straight-line rental adjustments	58	119	(187)	(622)	(142)
Equity based compensation	710	344	555	819	954
Acquisition and integration expenses	67	172	248	197	70
Origination fees and other deferred items	8,476	11,688	12,686	8,535	5,911
Provision for loan losses	20,863	1,535	3,848	1,533	1,344
IRT internalization and management transition expenses	—	736	6,271	—	—
Shareholder activism expenses	1,615	694	—	—	—
Asset impairment	85,809	7,424	11,127	18,872	3,864
Goodwill impairment	8,342	-	-	-	-
Net expenses associated with deconsolidated properties	—	-	—	—	—
Discontinued operations and noncontrolling interest effect of certain adjustments	475	873	(45,034)	1,885	(2,405)
CAD (a)	$(3,755)	$5,162	$6,553	$10,619	$10,537
CAD per share (a)	$(0.04)	$0.06	$0.07	$0.12	$0.12
(a)

For the three months ended June 30, 2017, CAD includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  CAD would have been $(118) or $0.00 per share without the effect of this non-cash write-off.

FEE AND OTHER INCOME

TRAILING 5 QUARTERS

($'s in 000's)	Three Months Ended					Six Months Ended June 30,
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	2017	2016

CMBS income (a)	$5	$16	$20	$305	$(260)	$21	$(89)
Property management & leasing fees	1,269	1,514	1,162	1,490	2,014	2,783	3,581
Property reimbursement income	8	8	79	22	23	16	45
Other income	249	123	139	129	137	372	491
Fee and other income, as reported	1,531	1,661	1,400	1,946	1,914	3,192	4,028
Fee and other income, discontinued operations	-	-	3,424	661	861	-	1,599

Add: Items eliminated in consolidation:
IRT Property management fees (b)	-	-	66	1,219	1,229	-	2,491
IRT advisory fees (b)	-	-	93	1,933	1,862	-	3,558
Total fee and other income	$1,531	$1,661	$4,983	$5,759	$5,866	$3,192	$11,676

(a)

During the second quarter of 2016, we sold $21.4 million of CMBS loans at a loss on sale.  Including the net interest margin we earned on these loans since their origination, we had a net gain of $49, or 0.2 points.

(b)

Represent fees paid by IRT to RAIT affiliates for services rendered through the date IRT was consolidated by RAIT.  IRT was deconsolidated on October 5, 2016.  Fees earned from IRT from October 5, 2016 through December 31, 2016 are included in fee and other income, discontinued operations.  Excludes property management fees from RAIT owned properties.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND COVERAGE RATIOS

($'s in 000's)	Three Months Ended										Six Months Ended June 30,
	June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016		2017		2016
ADJUSTED EBITDA:
Net income (loss)	$(116,884)		$(21,539)		$24,731		$9,440		$26,405		$(138,423)		$15,902
Add (deduct):
Investment interest expense	10,546		9,773		8,849		8,512		9,125		20,319		19,869
Interest expense	8,883		10,143		11,914		13,298		13,967		19,026		28,413
Acquisition and integration expenses	67		172		248		197		70		239		179
Depreciation and amortization	7,819		9,754		12,031		11,466		15,134		17,573		27,807
Provision for loan losses	20,863		1,535		3,848		1,533		1,344		22,398		2,669
IRT internalization and management transition expenses	-		736		6,271		-		-		736		-
Shareholder activism expenses	1,615		694		-		-		-		2,309		-
(Gains) losses on assets	(10,759)		(12,006)		(29,461)		(18,194)		(5,812)		(22,765)		(5,617)
(Gain) loss on deconsolidation of properties	-		15,947		-		-		-		15,947		-
Asset impairment	85,809		7,424		11,127		18,872		3,864		93,233		7,786
Goodwill impairment	8,342		-		-		-		-		8,342		-
(Gain) loss on debt extinguishment	1,598		(3,186)		(333)		6		(660)		(1,588)		(1,004)
Change in fair value of financial instruments	(3,093)		1,153		(1,109)		1,375		1,592		(1,940)		5,680
Income tax (benefit) provision	22		(249)		20,601		(15,302)		(1,756)		(227)		(2,749)
Net expenses associated with deconsolidated properties	475		873		-		-		-		1,348		-
Additions (deductions) from discontinued operations	-		-		(44,794)		15,983		(12,650)		-		6,131
Adjusted EBITDA (a)	$15,303		$21,224		$23,923		$47,186		$50,623		$36,527		$105,066

INTEREST COST:
Investment interest expense	$10,546		$9,773		$8,849		$8,512		$9,125		$20,319		$19,869
Interest expense	8,883		10,143		11,914		13,298		13,967		19,026		28,413
Interest expense - IRT	-		-		482		8,820		8,923		-		18,635
Total Interest Expense	19,429		19,916		21,245		30,630		32,015		39,345		66,917
Less: Amortization of deferred financing costs and debt discounts	(3,508)		(4,018)		(4,181)		(5,131)		(4,995)		(7,526)		(11,071)
Interest Cost	$15,921		$15,898		$17,064		$25,499		$27,020		$31,819		$55,846

PREFERRED COST:
Net income allocated to preferred shares	$8,817		$8,526		$9,310		$8,715		$8,615		$17,343		$8,615
Less: preferred share discount amortization	(2,207)		(1,923)		(2,453)		(1,867)		(1,776)		(4,130)		(3,466)
Preferred cost	$6,610		$6,603		$6,857		$6,848		$6,839		$13,213		$5,149

INTEREST COVERAGE (b):	0.96	x	1.34	x	1.40	x	1.85	x	1.87	x	1.15	x	1.88	x
INTEREST + PREFERRED COVERAGE (c):	0.68	x	0.94	x	1.00	x	1.46	x	1.50	x	0.81	x	1.72	x

(a)

For the three months ended June 30, 2017, Adjusted EBITDA includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  Adjusted EBITDA would have been $18,939 without the effect of this non-cash write-off.

(b)

For the three months ended June 30, 2017, Interest Coverage includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  Interest Coverage would have been 1.19x without the effect of this non-cash write-off.

(c)

For the three months ended June 30, 2017, Interest + Preferred Coverage includes the non-cash effect of a $3,636 write-off of accrued interest receivable related to a loan that was determined to be impaired during the period.  Interest + Preferred Coverage would have been 0.84x without the effect of this non-cash write-off.

LOAN PORTFOLIO DATA

Loan Portfolio Data, as of June 30, 2017

($’s in 000’s)

Loan Type	Unpaid Principal Balance	Weighted Average Coupon	Remaining Life, Years (weighted average)	# of Loans
Bridge loans	$1,141,703	6.1%	1.6	93
Conduit loans	16,801	4.8%	8.4	1
Mezzanine loans	72,420	10.0%	3.5	18
Preferred equity investments	40,329	8.7%	8.8	17
Total	1,271,253	6.4%	3.0	129
Unamortized discounts, fees and costs	(3,548)
Aggregate carrying amount	$1,267,705

Loan Portfolio Data Trends
($'s on 000's)
	For the Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Bridge First Mortgage loans:
Origination volume	$154,675	$120,040	$67,540	$25,550	$18,185
# of loans originated	12	5	6	2	2
Loan payoffs	$174,147	$85,523	$106,523	$99,601	$109,285
Unpaid principal balance (period end)	$1,141,703	$1,169,558	$1,142,052	$1,187,277	$1,273,846
Weighted average coupon (period end)	6.1%	5.9%	5.8%	5.7%	5.7%

Conduit First Mortgage loans (for sale):
Origination volume	$-	$-	$-	$-	$5,000
# of loans originated	-	-	-	-	1
Loans sold to securitization	$-	$-	$-	$13,800	$21,377
CMBS income (a)	-	-	20	305	(260)
Securitization profit % (a)	0%	0%	0.0%	2.2%	-1.2%
Unpaid principal balance (period end)	$16,801	$20,088	$20,181	$41,455	$41,455
Weighted average coupon (period end)	4.8%	4.8%	4.8%	4.8%	4.8%

Mezzanine and Preferred Equity Investments:
Origination volume	$—	$—	$—	$—	$—
Loan payoffs	$10,229	$4,242	$2,960	$33,635	$10,678
Unpaid principal balance (period end)	112,749	128,399	132,641	146,883	181,520
Weighted average coupon (period end)	9.5%	9.5%	9.4%	8.8%	8.9%

Non-accrual loans (period end):
Bridge loans	$104,723	$106,737	$113,509	$92,035	$17,235
Mezzanine and preferred equity	17,331	9,029	7,529	17,433	18,467
Total non-accrual loans	$122,054	$115,766	$121,038	$109,468	$35,702

Credit status (period end):
Satisfactory	$1,100,273	$1,156,410	$1,142,467	$1,247,647	$1,367,819
Watchlist -- expecting full recovery	55,725	92,975	32,748	18,500	74,800
Watchlist -- with reserves	115,255	68,660	119,659	109,468	54,202
Total	$1,271,253	$1,318,045	$1,294,874	$1,375,615	$1,496,821

Loan loss reserves:
Beginning balance	$13,531	$12,354	$18,655	$18,237	$18,165
Provision	20,863	1,535	3,848	1,533	1,344
Charge-offs, net of recoveries	(10,880)	(358)	(10,149)	(1,115)	(1,272)
Ending balance	$23,514	$13,531	$12,354	$18,655	$18,237

Statistics as a % of Total Loans (period end):
Non-accrual loans	9.6%	8.8%	9.3%	8.0%	2.4%
Watchlist -- expecting full recovery	4.4%	7.1%	2.5%	1.3%	5.0%
Watchlist -- with reserves	9.1%	5.0%	9.0%	8.0%	3.6%
Loan loss reserves	1.8%	1.0%	1.0%	1.4%	1.2%

(a)

During the second quarter of 2016, we sold $21.4 million of CMBS loans at a loss on sale.  Including the net interest margin we earned on these loans since their origination, we had a net gain of $49, or 0.2 points.

REAL ESTATE PORTFOLIO DATA

Real Estate Portfolio Summary, as of June 30, 2017
($'s in 000's)
Property Type	Gross Cost	# of Properties	Units / Square Feet / Acres	Weighted Average Occupancy	Weighted Average Rental Rate
Multifamily	$24,925	2	364	92.9%	$825	per unit, per month
Office	232,858	11	2,470,278	66.4%	$20.48	per square foot, per year
Retail	128,939	8	2,023,455	66.3%	$13.50	per square foot, per year
Industrial	48,374	7	1,009,586	77.1%	$2.35	per square foot, per year
Land	35,153	6	12.7
Total	470,249	34
Accumulated depreciation	(35,359)
Carrying Amount	$434,890

Real Estate Portfolio Summary, as of June 30, 2017
($'s in 000's)
Property Type	# of Properties	Units/ Square Feet/ Acres	Gross Cost	Accumulated Depreciation	Net Carrying Value	Occupancy (Period End)	Average Occupancy (a)	Rental Rate (b)

HELD FOR DISPOSITION

TOTAL MULTIFAMILY:	2	364	$24,925	$(5,619)	$19,306	95.3%	92.7%	$825

TOTAL OFFICE:	8	2,100,089	$160,082	$(1,480)	$158,602	62.5%	62.6%	$20.62

TOTAL INDUSTRIAL:	7	1,009,586	$48,374	$(2,546)	$45,828	77.1%	77.1%	$2.95

TOTAL RETAIL:	7	1,908,462	$104,870	$(8,175)	$96,695	68.6%	66.7%	$12.66

TOTAL LAND:	4	11.7	$34,539	$-	$34,539

TOTAL HELD FOR DISPOSITION	28		$372,790	$(17,820)	$354,970

HELD FOR INVESTMENT

TOTAL OFFICE:	3	370,189	$72,776	$(17,539)	$55,237	87.9%	87.9%	$19.64

TOTAL RETAIL:	1	114,993	$24,069	$—	$24,069	58.9%	59.5%	$27.40

TOTAL LAND:	2	1.0	$614	$—	$614

TOTAL HELD FOR INVESTMENT	6		$97,459	$(17,539)	$79,920

TOTAL REAL ESTATE OWNED			$470,249	$(35,359)	$434,890

(a)      Average occupancy represents the daily average occupancy for the three-month period ended June 30, 2017.

(b)	Multifamily rental rate data is per unit, per month. Office, Industrial and Retail are per square foot, per year.

REAL ESTATE PORTFOLIO

CHANGES IN THE PORTFOLIO – YEAR-TO-DATE JUNE 30, 2017:

($'s in 000's)	City & State	Square Feet / Units/Acres	Month Sold / Disposed / Acquired	Transaction	Value
SALES:
Office:
Executive Center	Milwaukee, WI	102,017	March	Sale	10,600
Tiffany Square	Colorado Springs, CO	184,219	March	Sale	12,175
100 East Lancaster Avenue	Downingtown, PA	37,963	April	Sale	4,575
UBS Tower	St. Paul, MN	228,882	May	Sale	14,150
Total Office		553,081			41,500

Multifamily:
Tuscany Bay	Orlando, FL	396	January	Sale	36,650
Oyster Point	Newport News, VA	278	March	Sale	11,500
Emerald Bay	Las Vegas, NV	337	March	Sale	23,750
South Terrace	Durham, NC	328	June	Sale	42,950
Total Multifamily		1,339			114,850

Retail:
South Plaza (Parcel Sale)	Nashville, TN	284,697	May	Parcel Sale	11,478
Total Retail		284,697			11,478

Land:
MGS Gift Shop	Daytona Beach, FL	1.0	March	Sale	300
Total Land		1.0			300

Total Sales:					$168,128

OTHER DISPOSITIONS:
Industrial
East Glendale	Sparks, NV	31,976	February	Deconsolidation	1,091
Rex Boulevard	Auburn Hills, MI	151,200	February	Deconsolidation	7,209
Adams Aircraft	Englewood, CO	48,490	March	Deconsolidation	4,557
Perry Avenue	Attleboro, MA	456,000	March	Deconsolidation	25,529
Interstate Drive	West Springfield, MA	143,025	March	Deconsolidation	4,965
Total Industrial		830,691			43,351

Total Other Dispositions:					$43,351

Total Sales and Other Dispositions					$211,479

ADDITIONS:
Retail:
Erieview Galleria	Cleveland, OH	93,663	March	Loan Conversion	1,636
Total Retail		93,663			1,636

Total Additions:					$1,636

Indebtedness oVERVIEW

As of JUNE 30, 2017

	As of December 31, 2016	As of June 30, 2017
($'S in 000's)	Unpaid Principal	Unpaid Principal	Unamortized Discount and Debt Issuance Costs	Carrying Amount	Rate	Maturity Date
RAIT Indebtedness:
Recourse debt
7% convertible senior notes	$871	$871	$(39)	$832	7.0%	04/2031
4% convertible senior notes	126,098	126,098	(5,033)	121,065	4.0%	10/2033	(a)
7.625% senior notes	57,287	57,287	(1,600)	55,687	7.6%	04/2024
7.125% senior notes	70,731	70,731	(1,254)	69,477	7.1%	08/2019
Senior secured notes	62,000	15,500	(1,145)	14,355	7.2%	10/2018-04/2019
Lending warehouse facilities
Conduit loans	-	-	(321)	(321)	-	11/2017-07/2018
Floating rate loans	26,421	30,708	(569)	30,139	3.5%	12/2017-07/2018	(b)
Total	26,421	30,708	(890)	29,818	3.5%
Junior subordinated notes, at fair value	18,671	18,671	(6,147)	12,524	5.2%	03/2035
Junior subordinated notes, at amortized cost	25,100	25,100	-	25,100	3.7%	04/2037
Total Recourse Debt	387,179	344,966	(16,108)	328,858	5.4%
Non-Recourse debt
Securitization notes payable:
CRE CDO I	376,089	299,604	(3,765)	295,839	1.7%	11/2046
CRE CDO II	166,227	76,740	(2,200)	74,540	2.4%	06/2045
FL3	57,942	-	-	-	0.0%	-
FL4	107,998	62,894	(228)	62,666	3.8%	12/2031
FL5	265,304	187,102	(972)	186,130	4.3%	01/2031
FL6	216,677	194,551	(2,653)	191,898	3.2%	11/2031
FL7	-	276,894	(4,325)	272,569	2.5%	06/2037
Total securitization notes payable	1,190,237	1,097,785	(14,143)	1,083,642	2.8%
Loans payable on real estate	186,237	135,123	(436)	134,687	3.1%	06/2016-12/2021	(c)
Total Non-recourse debt	1,376,474	1,232,908	(14,579)	1,218,329	2.8%
Other Indebtedness	24,321	40,830	50	40,880	-	-
Total RAIT Indebtedness	$1,787,974	$1,618,704	$(30,637)	$1,588,067	3.5%

Non-recourse

Recourse

(a)	Includes the $126,098 of 4% convertible senior notes that may be put in October 2018.
(b)	All current borrowings on warehouse facilities mature in 2018.
(c)	One loan payable on real estate had a maturity date of June 2016. This loan is in the process of being resolved with the lender.

DEFINITIONS

Adjusted EBITDA

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, is a non-GAAP financial measure.  We calculate Adjusted EBITDA as Net Income, before the effects of investment interest expense, interest expense, acquisition and integration expenses, depreciation and amortization, provision for loan losses (gains) losses on assets, asset impairments, (gains) losses on debt extinguishments, change in fair value of financial instruments, and income tax (benefit) provision as well as similar items and other non-recurring items such as (gains) losses on acquisitions related to discontinued operations.  In the quarter ended December 31, 2016, we changed our method of calculating Adjusted EBITDA to exclude provision for loan losses. We believe Adjusted EBITDA provides useful information to investors to ascertain our interest coverage and interest plus preferred dividends coverage ratios.

Assets Under Management

Assets under management, or AUM, is an operating measure representing the total assets that we own or are managing for third parties. While not all AUM generates fee income, it is an important operating measure to gauge our asset growth, volume of originations, size and scale of our operations and our performance. AUM includes our total investment portfolio, assets associated with unconsolidated securitizations for which we derive asset management fees and real estate properties we manage on behalf of third parties.

Cash Available for Distribution

Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash distributions. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, provision for loan losses and non-cash interest income and expense items). In addition, the compensation committee of our board of trustees used CAD as a metric in establishing quantitative performance based awards for certain of our executive officers beginning in 2015.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including depreciation and amortization expense, straight-line rental income or expense, amortization of deferred financing costs, and amortization of discounts on financings; origination fees; equity-based compensation; changes in the fair value of our financial instruments; realized gains (losses) on assets; provision for loan losses; asset impairments; acquisition gains or losses and transaction costs; deferred income tax benefit (provision); certain fee income eliminated in consolidation that is attributable to third parties; and one-time events pursuant to changes in U.S. GAAP and certain other non-routine items. In the quarter ended March 31, 2016, we changed our method of calculating CAD to exclude the impact of real property sales from CAD.  We made this change in response to investor feedback to focus CAD on our core business activities.  In addition, we provide guidance regarding our expected CAD in future periods and this change removes variability resulting from the ultimate timing of future property sales.

CAD should not be considered as an alternative to net income (loss) or cash generated from operating activities, determined in accordance with U.S. GAAP, as an indicator of operating performance. For example, CAD does not adjust for the accrual of income and expenses that may not be received or paid in cash during the associated periods. Please refer to our consolidated financial statements prepared in accordance with U.S. GAAP in our most recent report on Form 10-K or Form 10-Q filed with the Securities and Exchange Commission. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

Funds from Operations

We believe that funds from operations, or FFO, which is a non-GAAP financial measure, is an additional appropriate measure of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation expense, gains or losses on sales of real estate, asset impairment and the cumulative effect of changes in accounting principles. Our management utilizes FFO as a measure of our operating performance. FFO is not an equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Gross Real Estate Investments

Gross real estate investments equal investments in real estate, net plus accumulated depreciation as it appears on the consolidated balance sheet.  The following table provides a reconciliation of investments in real estate, net to total gross real estate investments.

	As of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Investments in real estate, net	$434,890	$580,051	$716,432	$808,749	$930,987
Plus: Accumulated depreciation	35,359	114,179	138,214	156,613	164,037
Gross real estate investments	$470,249	$694,230	$854,646	$965,362	$1,095,024

Interest Coverage

Interest coverage is computed as Adjusted EBITDA divided by interest costs (excluding amortization of deferred financing costs and debt discounts)

Interest + Preferred Coverage

Interest + Preferred coverage is computed as Adjusted EBITDA divided by the sum of interest costs (excluding amortization of deferred financing costs and debt discounts) and preferred costs (excluding amortization of preferred share discounts).

Net Operating Income

Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of the operating performance of its real estate portfolio. NOI is defined as total property revenue less total property operating expenses, excluding depreciation and amortization and interest expense. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our real estate portfolio performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental rates and property operating expenses. A reconciliation of our net operating income to net income is as follows for each of the periods presented below:

($'s in 000's)	For the Three Months Ended					For the Six Months Ended,
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Net operating income	$7,437	$9,431	$10,417	$14,979	$15,339	$16,868	$30,546
Net interest margin	4,336	7,877	10,844	11,677	14,394	12,213	30,876
Fee and other income	1,531	1,661	1,400	1,946	1,914	3,192	4,028
Interest expense	(8,883)	(10,143)	(11,914)	(13,298)	(13,967)	(19,026)	(29,837)
Compensation expenses	(3,529)	(3,487)	(6,275)	(4,675)	(3,862)	(7,016)	(7,487)
General and administrative expenses	(2,689)	(2,705)	(3,300)	(3,052)	(3,706)	(5,394)	(6,921)
Property management expenses	(2,651)	(2,213)	(2,240)	(2,226)	(2,846)	(4,864)	(5,013)
Acquisition and integration expenses	(67)	(172)	(248)	(197)	(70)	(239)	(179)
Provision for loan losses	(20,863)	(1,535)	(3,848)	(1,533)	(1,344)	(22,398)	(2,669)
Depreciation and amortization expense	(7,819)	(9,754)	(12,031)	(11,466)	(15,134)	(17,573)	(27,807)
IRT internalization and management transition expenses	-	(736)	(6,271)	-	-	(736)	-
Shareholder activism expenses	(1,615)	(694)	-	-	-	(2,309)	-
Other income (expense)	(153)	14	(457)	(70)	39	(139)	100
Gains (loss) on assets	10,759	12,006	29,461	18,194	5,812	22,765	5,617
Gain (loss) on deconsolidation of properties	-	(15,947)	-	-	-	(15,947)	-
Asset impairment	(85,809)	(7,424)	(11,127)	(18,872)	(3,864)	(93,233)	(7,786)
Goodwill impairment	(8,342)	-	-	-	-	(8,342)
Gain (loss) on debt extinguishment	(1,598)	3,186	333	(6)	660	1,588	1,004
Change in fair value of financial instruments	3,093	(1,153)	1,109	(1,375)	(1,592)	1,940	(5,680)
Income tax benefit (provision)	(22)	249	(20,601)	15,302	1,756	227	2,749
Income from discontinued operations	-	-	1,671	4,112	32,876	-	34,361
Gain (loss) on disposal of discontinued operations	-	-	47,808	-	-	-	-
Net income (loss)	$(116,884)	$(21,539)	$24,731	$9,440	$26,405	$(138,423)	$15,902

Total Gross Assets

Total gross assets equals total assets plus accumulated depreciation as these captions are reported on the consolidated balance sheet.  The following table provides a reconciliation of total assets to total gross assets.

	As of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Total assets	$2,041,773	$2,222,615	$2,406,843	$3,882,531	$4,040,064
Plus: Accumulated depreciation (a)	35,359	114,179	138,214	209,437	209,096
Plus: Accumulated amortization (b) (c)	4,499	10,658	11,245	26,247	25,926
Total gross assets	$2,081,631	$2,347,452	$2,556,302	$4,118,215	$4,275,086

(a)	Includes accumulated depreciation from discontinued operations.
(b)	Includes accumulated amortization from discontinued operations.
(c)	Represents accumulated amortization of real estate-related intangible assets and liabilities.